Exhibit 99.2

HUNTSMAN LLC
Offer for all Outstanding
11 5/8% Senior Secured Notes due 2010
in Exchange for
11 5/8% Senior Secured Notes due 2010
Which Have Been Registered Under
The Securities Act of 1933, as Amended

To:    Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        Huntsman LLC, a Utah limited liability company (the "Company"), is offering, upon and subject to the terms and conditions set forth in the Prospectus dated February     , 2004 (the "Prospectus") and the enclosed letter of transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") its 11 5/8% Senior Secured Notes due 2010 which have been registered under the Securities Act of 1933, as amended (the "New Notes"), for its outstanding 11 5/8% Senior Secured Notes due 2010 (the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreements dated September 30, 2003 and December 12, 2003 by and among the Company and the initial purchasers referred to therein.

        We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

  1.
  Prospectus dated February     , 2004;

  2.
  The Letter of Transmittal for your use and for the information of your clients;

  3.
  A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

  4.
  A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

  5.
  A form of letter that may be sent from your clients to you with such clients' instruction with regard to the Exchange Offer (included in item 4 above); and

  6.
  Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH     , 2004, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE AS SET FORTH IN THE PROSPECTUS UNDER THE CAPTION "THE EXCHANGE OFFER—WITHDRAWAL RIGHTS".

        To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

        If a registered holder of Old Notes desires to tender, but such Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the

Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures."

        The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

        Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that:

  •
  the New Notes acquired in exchange for Old Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not the holder;

  •
  the holder is not participating in, and has no arrangement with any person to participate in, the distribution of New Notes within the meaning of the Securities Act of 1933, as amended; and

  •
  neither the holder nor any such other person is an "affiliate" (within the meaning of Rule 144 under the Securities Act of 1933, as amended) of the Company or a broker-dealer tendering New Notes acquired directly from the Company.

        If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.

        The enclosed letter to clients contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

        Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to HSBC Bank USA, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                      Very truly yours,
                      HUNTSMAN LLC

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures